Metris Receivables, Inc.                                          Metris Master Trust                                 Monthly Report
Securityholders' Statement                                           Series 1999-2                                          Jan-2002
Section 5.2                                                                 Class A                Class B                Total
(i) Security Amount                                                       500,000,000.00       49,450,550.00         549,450,550.00
(ii) Security Principal Distributed                                                 0.00                                       0.00
(iii) Security Interest Distributed                                           909,774.31                                 909,774.31
(iv) Principal Collections                                                 22,213,230.05        2,196,912.89          24,410,142.94
(v) Finance Charge Collections                                             10,668,675.23        1,055,143.72          11,723,818.95
    Recoveries                                                                 90,515.68            8,952.10              99,467.78
    Principal Funding Account Investment Earnings                                   0.00                0.00                   0.00
    Accumulation Period Reserve Account Investment Earnings                         0.00                0.00                   0.00
      Total Finance Charge Collections                                     10,759,190.91        1,064,095.82          11,823,286.73
Total Collections                                                          32,972,420.96        3,261,008.71          36,233,429.67
    (vi) Aggregate Amount of Principal Receivables                                                                 8,979,285,003.29
    Invested Amount (End of Month)                                        500,000,000.00       49,450,550.00         549,450,550.00
    Floating Allocation Percentage                                             5.5683721%          0.5507181%             6.1190902%
    Fixed/Floating Allocation Percentage                                       5.5683721%          0.5507181%             6.1190902%
    Invested Amount (Beginning of Month)                                  500,000,000.00       49,450,550.00         549,450,550.00
    Average Daily Invested Amount                                                                                    549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
      Current                                                                                          84.90%      8,026,720,508.80
      30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                        5.60%        529,779,041.10
      60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                       2.93%        277,277,964.93
      90 Days and Over (60+ Days Contractually Delinquent)                                              6.56%        620,652,683.39
Total Receivables                                                                                     100.00%      9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               5,894,838.44
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                                    12.63%
(ix) Charge-Offs                                                                    0.00                0.00                   0.00%
(x) Servicing Fee                                                                                                        933,313.26
(xi) Unreimbursed Redirected Principal Collections                                                                             0.00
(xii) Excess Funding Account Balance                                                                                           0.00
(xiii) New Accounts Added                                                                                                   128,722
(xiv) Average Gross Portfolio Yield                                                                                           25.34%
      Average Net Portfolio Yield                                                                                             12.70%
(xv) Minimum Base Rate                                                                                                         4.26%
     Excess Spread                                                                                                             8.45%
(xvi) Principal Funding Account Balance                                                                                        0.00
(xvii) Accumulation Shortfall                                                                                                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                                                    July 2005
        Accumulation Period Length                                                                                              N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                                                    0.00
      Required Reserve Account Amount                                                                                          0.00
      Available Reserve Account Amount                                                                                         0.00
      Covered Amount                                                                                                           0.00
(xx) Aggregrate Interest Rate Caps Notional Amount                                                                      500,000,000
     Deposit to the Caps Proceeds Account                                                                                      0.00
(xxi) Policy Claim Amount                                                                                                      0.00
